UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2016

REACHLOCAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills,
California	91367
(Address of principal executive offices)	(Zip Code)

(818) 274-0260

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 27, 2016, ReachLocal, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gannett Co., Inc., a Delaware corporation (“Parent”), and Raptor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Purchaser will commence a tender offer (“Offer”) to acquire all of the outstanding shares of common stock of the Company (the “Company Shares”) at a purchase price of $4.60 per Company Share net to the holder thereof in cash, subject to reduction for any applicable withholding taxes, without interest (the “Offer Price”).

The Merger Agreement includes a remedy of specific performance and is not subject to a financing condition. The obligation of Purchaser to purchase the Company Shares validly tendered pursuant to the Offer and not validly withdrawn prior to the expiration of the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) holders of Company Shares shall have validly tendered, and not validly withdrawn, prior to the expiration date of the Offer, Company Shares (other than Company Shares tendered by guaranteed delivery where actual delivery has not occurred) that, when added to the Company Shares then owned by Parent or Purchaser, represent at least a majority of all then-outstanding Company Shares, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any law or order by any government, court or other governmental entity that would make illegal or otherwise prohibit the Offer or the Merger, (iv) the accuracy of the representations and warranties contained in the Merger Agreement, (v) compliance with covenants contained in the Merger Agreement, (vi) the absence of a material adverse effect with respect to the Company that is continuing, (vii) the board of directors of the Company shall not have made a change of its recommendation that the Company’s stockholders accept the Offer and tender all of their Company Shares pursuant to the Offer and (viii) the Merger Agreement shall not have been terminated in accordance with its terms.

The Merger Agreement contains certain customary termination rights in favor of each of the Company and Parent, including, under certain circumstances, the requirement for the Company to pay Parent a termination fee of $5.3 million, or approximately 3.5% of the total equity value of the transaction. The Company has also agreed (i) to cease any existing, and not to solicit or initiate any additional, discussions with third parties regarding other proposals to acquire the Company, (ii) not to recommend any other acquisition proposal, furnish non-public information to, participate or engage in discussions or negotiations or enter into a letter of intent or other definitive agreement with any third parties in connection with other proposals to acquire the Company, and (iii) to certain other restrictions on its ability to respond to such proposals (in the case of (ii) and (iii) above, subject to the fulfillment of certain fiduciary obligations of the board of directors of the Company). However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of a superior proposal if the board of directors of the Company has concluded in good faith after consultation with its outside counsel that the failure to effect a change of recommendation would reasonably be expected to be inconsistent with the fiduciary duties owed by the board of directors to the stockholders of the Company under applicable law.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any stockholder approvals (the “Merger”). At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any Company Shares, each outstanding Company Share, including any restricted Company Shares but excluding any shares owned by Parent, Purchaser, or the Company or any of their respective directly or indirectly owned subsidiaries, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes, without interest (the “Merger Consideration”).

At the Effective Time, each outstanding Company stock option, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any tax withholdings, equal to the product of (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of such option, and (B) the number of Company Shares underlying such option.  Any Company stock option with an exercise price per share in excess of the Merger Consideration will be canceled without payment therefor.

Immediately prior to the Effective Time, the Company will cause all awards of Company restricted shares that are unvested to become fully vested, thereby causing all such shares to become unrestricted Company Shares that are converted into the right to receive the Merger Consideration, subject to reduction for any applicable withholding taxes, without interest.

Immediately prior to the Effective Time, each outstanding Company restricted stock unit award, whether or not vested, will be cancelled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any tax withholdings, equal to the product of (A) the Merger Consideration, and (B) the number of Company Shares underlying such award immediately prior to the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course and to cooperate in seeking regulatory approvals.

The Company’s board of directors has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; (iii) resolved that the Merger be effected as soon as practicable following the acceptance time of the Offer without a vote of the Company’s stockholders pursuant to Section 251(h) of the Delaware General Corporation Law; and (iv) resolved to recommend that the Company’s stockholders accept the Offer and tender all of their Company Shares pursuant to the Offer. The board of directors of Parent has also unanimously approved the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this report as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by confidential disclosure schedules delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreement

On June 27, 2016, in connection with the Offer, each of VantagePoint Venture Partners III, L.P., VantagePoint Venture Partners III(Q), L.P., VantagePoint Venture Partners IV, L.P., VantagePoint Venture Partners IV(Q), L.P., VantagePoint Venture Partners IV Principals Fund, L.P., and VantagePoint Venture Partners 2006(Q), L.P. and Rho Ventures V, L.P. and Rho Ventures V Affiliates, L.L.C. (the “Specified Stockholders”), solely in their respective capacities as stockholders of the Company, entered into a Tender and Support Agreement with Parent and Purchaser (the “Support Agreement”). Under the terms of the Support Agreement, each of the Specified Stockholders has agreed, among other things, to tender certain of its Company Shares (not to exceed in the aggregate 39.99% of the Company’s outstanding voting securities) now held or hereafter acquired by them in the Offer.

The Support Agreement terminates in the event that the Merger Agreement is terminated in accordance with its terms.  The commitment of the Specified Stockholders to tender their Company Shares pursuant to the Support Agreement is suspended if the board of directors of the Company changes its recommendation with respect to the Offer in accordance with the terms of the Merger Agreement.  If the board of directors of the Company withdraws such change of recommendation and renews its recommendation with respect to the Offer, such suspended obligation of the Specified Stockholders will remain in full force and effect

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2016, the Compensation Committee of the board of directors of the Company approved the payment of a one-time transaction bonus to each of Sharon Rowlands, the Company’s Chief Executive Officer, and Kris Barton, the Company’s Chief Product Officer.  These bonuses will equal twelve months’ (Rowlands) and six months’ (Barton) of the executive’s base salary, and will become payable upon the closing of the Merger, subject to the executive’s continued employment with the Company and the agreement by the executive to waive certain rights under the Company's Amended and Restated Change-in-Control and Severance Policy for Senior Management.

Item 8.01.             Other Events.

On June 27, 2016, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 27, 2016, by and among Gannett Co., Inc., Raptor Merger Sub, Inc. and ReachLocal, Inc. *

99.1	Tender and Support Agreement, dated as of June 27, 2016, by and among Gannett Co., Inc., Raptor Merger Sub, Inc. and each of the stockholders named therein.

99.2	Joint Press Release, dated June 27, 2016

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.

Notice to Investors

The Offer described above has not yet commenced. This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any of the Company’s securities. The solicitation and the offer to buy the Company Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Purchaser intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at http://investors.reachlocal.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REACHLOCAL, INC.

Date: June 27, 2016	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 27, 2016, by and among Gannett Co., Inc., Raptor Merger Sub, Inc. and ReachLocal, Inc.

99.1	Tender and Support Agreement, dated as of June 27, 2016, by and among Gannett Co., Inc., Raptor Merger Sub, Inc. and each of the stockholders named therein.

99.2	Joint Press Release, dated June 27, 2016

* The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such schedules to the U.S. Securities and Exchange Commission upon request.